As filed with the Securities and Exchange Commission on January 28, 2003
                         Registration No. 333-_________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    Form S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              AVID TECHNOLOGY, INC.
               (Exact name of issuer as specified in its charter)


             Delaware                                        04-2977748
    (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                     Identification Number)


    Avid Technology Park, One Park West, Tewksbury, MA            01876
          (Address of Principal Executive Offices)             (Zip Code)

                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)


                                 David A. Krall
                      President and Chief Executive Officer
                              Avid Technology, Inc.
                       Avid Technology Park, One Park West
                               Tewksbury, MA 01876
                     (Name and address of agent for service)

                                 (978) 640-6789
          (Telephone number, including area code, of agent for service)

=========================================================================================
      Title of                        Proposed maximum    Proposed maximum    Amount of
     securities        Amount to       Offering price    Aggregate offering Registration
  to be registered   be Registered       Per share             price             fee
-----------------------------------------------------------------------------------------
   Common Stock,        500,000
   $.01 par value       shares          $20.75 (1)         $10,375,000         $954.50
=========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on January 21, 2003 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

                            STATEMENT OF INCORPORATION BY REFERENCE

      This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-08823) filed by the Registrant on July 25, 1996, relating to the Registrant's 1996 Employee Stock Purchase Plan.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tewksbury, Commonwealth of Massachusetts, on the 17th day of January, 2003.

                                    AVID TECHNOLOGY, INC.


                                    By:   /s/ David A. Krall
                                          --------------------------------------
                                          David A. Krall
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

      We, the undersigned officers and directors of Avid Technology, Inc., hereby severally constitute David A. Krall, Ethan E. Jacks and Carol E. Kazmer, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Avid Technology, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

  Signature                   Title                               Date


/s/ David A. Krall         President, Chief Executive Officer   January 17, 2003
---------------------      and Director
David A. Krall             (Principal Executive Officer)


/s/ Paul Milbury           Vice President, Chief Financial      January 23, 2003
---------------------      Officer and Treasurer
Paul Milbury               (Principal Financial Officer)


/s/ Carol L. Reid          Vice President and Controller        January 17, 2003
---------------------      (Principal Accounting Officer)
Carol L. Reid


/s/ Charles T. Brumback    Director                             January 17, 2003
------------------------
Charles T. Brumback


/s/ John Guttag            Director                             January 23, 2003
---------------------
John Guttag


/s/ Robert M. Halperin     Director                             January 16, 2003
------------------------
Robert M. Halperin


/s/ Nancy Hawthorne        Director                             January 16, 2003
---------------------
Nancy Hawthorne


/s/ Pamela F. Lenehan      Director                             January 17, 2003
------------------------
Pamela F. Lenehan


/s/ William J. Warner      Director                             January 22, 2003
------------------------
William J. Warner

                                  Exhibit Index
                                  -------------

Exhibit
Number       Description

  4.1 (1)    Third Amended and Restated Certificate of Incorporation of the
             Registrant.
  4.2 (2)    Amended and Restated By-Laws of the Registrant.

  4.3 (3) Certificate of Designation establishing Series A Junior Participating Preferred Stock and Certificate of Correction.

  4.4 (4) Rights Agreement, dated as of February 29, 1996 between the Registrant and BankBoston, as Rights Agent.

  5          Opinion of Hale and Dorr LLP.

 23.1        Consent of PricewaterhouseCoopers LLP.

 23.2        Consent of Hale and Dorr LLP (included in Exhibit 5).

 24 Power of Attorney (included on the signature page of this Registration Statement).


 (1) Incorporated herein by reference from Exhibits 3.1 and 3.2 to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1995.
 (2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-57796) as declared effective by the Commission on March 11, 1993.
 (3) Incorporated herein by reference from Exhibits 3.4 and 3.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 as filed with the Commission on April 1, 1996.
 (4) Incorporated herein by reference from the Registrant's Current Report on Form 8-K, as filed with the Commission on March 8, 1996.

                                                                Exhibit 5





                                Hale and Dorr LLP
                               Counsellors at Law
                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000 * FAX 617-526-5000


                                       January 28, 2003



Avid Technology, Inc.
Avid Technology Park
One Park West
Tewksbury, MA 01876

      Re:  Avid Technology, Inc. 1996 Employee Stock Purchase Plan

Ladies and Gentlemen:

            This opinion is furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 500,000 shares of Common Stock, $.01 par value per share (the "Shares"), of Avid Technology, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1996 Employee Stock Purchase Plan (the "Plan").

            We have examined the Certificate of Incorporation and By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

            In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

            We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

            It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

            Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

            Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and the Shares, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                                       Very truly yours,

                                       /s/ Hale and Dorr LLP

                                       HALE AND DORR LLP

                                                                Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 2002, except for Note R which is as of February 6, 2002, relating to the financial statements and financial statement schedule of Avid Technology, Inc., which appears in Avid Technology, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 27, 2003

                              AVID TECHNOLOGY, INC.
                              Avid Technology Park
                                  One Park West
                               Tewksbury, MA 01876
                         978-640-6789 * FAX 978-851-7216


                                       January 28, 2003


BY ELECTRONIC SUBMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

      Re:   Avid Technology, Inc.
            1996 Employee Stock Purchase Plan
            Registration Statement on Form S-8

Ladies and Gentlemen:

      Submitted herewith for filing on behalf of Avid Technology, Inc. (the "Company") is a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, registering 500,000 shares of Common Stock issuable pursuant to an amendment of the Company's 1996 Employee Stock Purchase Plan.

      This filing is being effected by direct transmission to the Commission's EDGAR System. On January 27, 2003, in anticipation of this filing, the Company caused the aggregate filing fee of $954.50 to be wire transferred to the Commission's account at the Mellon Bank in Pittsburgh.

      Please contact the undersigned at (978) 640-3420 with any questions you may have regarding this filing.

                                       Very truly yours,


                                       /s/ Carol E. Kazmer

                                       Carol E. Kazmer
                                       Vice President, General Counsel
                                       and Assistant Secretary

Enclosures